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                                                                   EXHIBIT 10.15

                          Unocal Corporation Director
                              Insurance Agreement



  This Unocal Corporation Director Insurance Agreement ("Agreement") is made
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as of [Insert Date of Agreement], by and between Unocal Corporation, a Delaware corporation (the "Corporation"), and [Insert Name of Unocal Director] (the
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"Director") with reference to the following facts:
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                                   RECITALS
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  A.  The Director is currently a member of the Board of Directors of the
Corporation, as well as of certain subsidiaries and affiliates of the Corporation, and is performing valuable services for the Corporation. The Corporation wishes the Director to continue in such capacities, and the Director is willing, under certain circumstances, to continue in such capacities.

  B. The Corporation's Certificate of Incorporation, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, has been amended to eliminate the Director's liability to the Corporation and its stockholders for monetary damages for certain breaches of fiduciary duty.

  C. The Bylaws of the Corporation provide for the indemnification of the officers, directors, agents, and employees of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended or as may be amended, revised, or superseded.

  D. The Corporation and Director have entered into a Unocal Corporation Director Indemnification Agreement ("Indemnification Agreement") whereby the
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Corporation has agreed to indemnify the Director under certain circumstances.

  E. The Director has indicated that he or she does not regard the Corporation's Certificate of Incorporation, the indemnities available under the Corporation's Bylaws, and the Indemnification Agreement as adequate to protect him or her against the risks associated with his or her services to the Corporation. The Director may not be willing to continue in office in the absence of the further lawful protection afforded by the instant Agreement.

                                   AGREEMENT
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  NOW, THEREFORE, in order to induce the Director to continue to serve as a director of the Corporation and of certain subsidiaries and affiliates of the Corporation, in consideration for his or her continued services, the parties hereby agree as follows:

     1. The Corporation shall maintain in full force and effect, at its own expense, director and officer liability insurance ("Insurance") coverage for the
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Director in amounts and scope at least as favorable as that maintained by the
Corporation on September 30, 1996, or, to the extent more favorable, any Insurance policy entered into or renewed by the Corporation following such date. Notwithstanding the foregoing, if (a) the Corporation, after using its best efforts, cannot obtain and purchase such coverage for an amount no more than what it paid for the most recent expiring Insurance policy plus a reasonable additional amount, and (b) the Corporation has so notified the Director at the most recent address the Corporate Secretary has for the Director, then the Corporation shall only be required to purchase such Insurance coverage for any act or omission occurring at or prior to the time of such date. Such obligation shall continue for so long as the Director may be subject to any possible claim which might be covered under such Insurance coverage. The Corporation agrees that money damages would not be a sufficient remedy for any breach of this provision and that the Director shall be entitled to specific performance and injunctive or other equitable relief as remedies for any such breach. Such remedies shall not be deemed
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to be the exclusive remedies of the Director, and shall be in addition to all other remedies available at law or in equity to the Director. The Corporation waives any requirement for the securing or posting of any bond in connection with any such remedy.

     2. The Director shall give to the Corporation notice as soon practicable of any action, suit, or proceeding, whether civil, criminal, administrative or investigative, for which Insurance coverage could be available ("Proceeding").
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     3.  The Director shall give the Corporation and any insurance company providing Insurance coverage, such information and cooperation in the defense of a Proceeding as they may reasonably require and as shall be within the Director's power; provided, however, that if a Proceeding is brought by the Corporation, or if the Corporation is assisting or cooperating in the prosecution of a Proceeding against the Director, the Director shall only be required to provide information to and cooperate with any insurance company providing Insurance coverage.

     4. Nothing herein shall be deemed to diminish or otherwise restrict the Director's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation, the Indemnification Agreement, under Delaware law, or under any other obligation whatsoever of the Corporation to indemnify the Director.

     5. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger, consolidation, or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Director.

     6. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

     7. This Agreement shall be governed by and construed in accordance with Delaware law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

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
                                                            DIRECTOR:
UNOCAL CORPORATION

                                                            ______________________________________________

By_______________________________________________           [Insert Director's Name]
   Dennis P.R. Codon, Vice President, Chief Legal
   Officer and General Counsel



By_______________________________________________
   Brigitte M. Dewez, Corporate Secretary
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